EXHIBIT 3

                               STATE OF DELAWARE
                       OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GENERAL RESIDENTIAL CORPORATION", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JULY, A.D. 1997, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

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                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                         GENERAL RESIDENTIAL CORPORATION
                              A Delaware Corporation

     GENERAL RESIDENTIAL CORPORATION, a corporation organized and existing under and by virtue of the Delaware General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

     FIRST: At a meeting of the Board of Directors of General Residential Corporation, resolutions were duly adopted setting forth a proposed amendment in the Certificate of Incorporation of this corporation, declaring such amendment to be advisable, that the amendment proposed be approved by a majority of the stockholders. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that ARTICLE FOURTH of this corporation's Certificate of Incorporation be amended to read as follows:

               "FOURTH. The Corporation is authorized to issue only one class of stock, which shall be called Common Stock. The total number of shares of Common Stock which the Corporation is authorized to issue is two hundred fifty (250) shares, and the par value of each of such shares is $1.00 for an aggregate of $250.00. No distinction shall exist between the shares of the Corporation or the holders thereof.

               "Such stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and the shares so issued, the full consideration for which has been paid and delivered, shall be deemed fully paid stock and the owner of such stock shall not be liable for any further payment thereon.

               "Upon the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment to the Certificate of Incorporation of the Corporation whereby this ARTICLE FOURTH is amended to read as herein set forth, each share of the $0.01 par value Common Stock of this Corporation outstanding immediately prior to the filing of this Amendment is (by reason of the filing of this Amendment) reverse-split into one/two-hundred thousandth (1/200,000) of a share of $1.00 par value Common Stock."

          SECOND: In accordance with Section 238 of the General Corporation Law of the State of Delaware, the necessary number of shares required by statute were voted in favor of this amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH: That the stated capital of said corporation will be reduced or by reasons of said amendment, and the assets remaining after such reduction are sufficient to pay any debts for which payment has not been otherwise provided in accordance with Section 244 of the General Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, GENERAL RESIDENTIAL CORPORATION has caused this
Certificate of Amendment to be signed by PAUL KUEFLER, its President, and attested by DANIEL LEZAK, its Secretary, this 1st day of June, 1997.

                                          GENERAL RESIDENTIAL CORPORATION
                                          A Delaware corporation


                                               /s/ Paul M. Kuefler
                                          By:  __________________________
                                               PAUL KUEFLER, President


ATTEST:

/s/ Daniel Lezak
_____________________________
DANIEL LEZAK, Secretary

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